Exhibit 2



                     COLLATERAL ASSIGNMENT OF LOAN DOCUMENTS
                             AND SECURITY AGREEMENT


     THIS COLLATERAL ASSIGNMENT OF LOAN DOCUMENTS AND SECURITY AGREEMENT (this "Agreement"), dated as of March 5, 2001, is among PRACTICEWORKS SYSTEMS, LLC, a Georgia limited liability company ("PWS"), MEDICAL DYNAMICS, INC. ("MEDY"), COMPUTER AGE DENTIST, INC. ("CADI") (MEDY and CADI are each sometimes hereinafter referred to individually as an "Obligor" and collectively as "Obligors") and FINOVA CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "FINOVA").

                                    RECITALS:

     A. InfoCure Corporation, a Delaware corporation ("InfoCure Corporation"), MEDY and CADI have entered into that certain Loan and Security Agreement, dated as of October 28, 1999 (as amended, modified, supplemented or otherwise restated from time to time, the "MEDY/CADI Loan Agreement"), pursuant to which, among other things, InfoCure Corporation made loans and other financial accommodations (collectively, the "MEDY/CADI Loans") to MEDY and CADI.

     B. The MEDY/CADI Loans are (i) evidenced by that certain Promissory Note dated as of October 28, 1999 in the original principal amount of $1,650,000.00 made by MEDY and CADI, jointly and severally, payable to the order of InfoCure Corporation (such Promissory Note, together with any and all notes issued in replacement therefor or substitution thereof, and in any case as the same may be amended, modified, supplemented or restated from time to time, the "Promissory Note"), and (ii) secured by that certain Pledge Agreement dated as of October 28, 1999 by and between MEDY, CADI and InfoCure Corporation (as amended, modified, supplemented or restated from time to time, the "MEDY/CADI Pledge Agreement"), that certain Trademark Security Agreement dated as of October 28, 1999 by and among MEDY, CADI and InfoCure Corporation (as amended, modified, supplemented or restated from time to time, the "MEDY/CADI Trademark Security Agreement"), that certain Copyright Security Agreement dated as of October 28, 1999 by and among MEDY, CADI and InfoCure Corporation (as amended, modified, supplemented or restated from time to time, the "MEDY/CADI Copyright Security Agreement"), that certain Assignment of Leases made as of October 28, 1999 by MEDY to InfoCure Corporation (the "MEDY Assignment of Leases") and that certain Assignment of Leases made as of October 28, 1999 by CADI to InfoCure Corporation (the "CADI Assignment of Leases"). The MEDY/CADI Loan Agreement, the Promissory Note, the MEDY/CADI Pledge Agreement, the MEDY/CADI Trademark Security Agreement, the MEDY/CADI Copyright Security Agreement, the MEDY Assignment of Leases and the CADI Assignment of Leases, together with all agreements, documents and instruments executed and delivered thereunder, including, without limitation, all other "Loan Documents" (as defined in the MEDY/CADI Loan Agreement), are each sometimes hereinafter referred to individually as a "MEDY/CADI Loan Document" and collectively as the "MEDY/CADI Loan Documents".

     C. Pursuant to the terms of the MEDY/CADI Loan Documents, among other things, each of MEDY and CADI made certain representations, warranties, covenants and agreements with or in favor of InfoCure Corporation (collectively, the "Undertakings"), and each of MEDY and CADI agreed to indemnify InfoCure Corporation in certain respects (collectively, the "Indemnities").

     D. Pursuant to that certain Assignment of Loan Documents, dated as of March 5, 2001, InfoCure Corporation assigned to PWS, with the consent of each of MEDY and CADI, all of its right, title and interest in, to and under the MEDY/CADI Loan Documents, including, without limitation, all rights and remedies with respect to the Undertakings and the Indemnities.

     E. PracticeWorks, Inc., a Delaware corporation ("PracticeWorks") and FINOVA have entered into that certain Loan Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), pursuant to which, among other things, FINOVA has agreed to make loans and other financial accommodations (collectively, the "Loans") to PracticeWorks, subject to the terms and conditions therein contained.

     F. PWS is a wholly-owned Subsidiary of PracticeWorks.

     G. To secure payment and performance of Borrower's Obligations (as defined in the Loan Agreement), PracticeWorks has pledged to FINOVA a security interest in all of PracticeWorks' right, title and interest in and to all of the limited liability company or other equity interests of PWS and all other items of collateral now owned or hereafter acquired by PracticeWorks.

     H. To induce FINOVA to enter into the Loan Agreement and to make the Loans under the Loan Agreement, PWS has agreed to (i) guaranty Borrower's Obligations (as defined in the Loan Agreement) pursuant to that certain Subsidiary Guaranty of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") by PWS and certain other Subsidiaries of PracticeWorks from time to time to and for the benefit of FINOVA and (ii) secure the payment and performance of its and their joint and several obligations and liabilities under the Guaranty by entering into that certain Security Agreement of even date herewith by and among PWS, CADI Acquisition Corporation, a Colorado corporation, certain other Subsidiaries of PracticeWorks from time to time and FINOVA.

     I. As a further condition to FINOVA's obligations under the Loan Agreement, including, without limitation, the making of the Loans, FINOVA has required the execution, delivery and performance of this Agreement by PWS and the Obligors, pursuant to which, among other things, (i) PWS shall collaterally assign all of its right, title and interest in, to and under the MEDY/CADI Loan Documents,
(ii) PWS shall grant to FINOVA a first priority security interest in its right, title and interest thereunder, (iii) PWS shall make certain other agreements, covenants, representations and warranties and (iv) the Obligors shall consent and agree to the terms hereof.

     NOW, THEREFORE, in consideration of the premises, to induce FINOVA to make the Loans under the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, PWS, Obligors and FINOVA hereby agree as follows:

     SECTION 1. Defined Terms. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          Event of Default means an Event of Default as such term is defined in the Loan Agreement


          MEDY/CADI Loan Collateral means any and all Property in which from time to time a security interest is granted pursuant to the MEDY/CADI Loan Documents.

          MEDY/CADI Loan Event of Default means any "Event of Default," as defined in the MEDY/CADI Loan Agreement.

     SECTION 2. Assignment of Collateral Security.
                ---------------------------------

          2.1 Assignment.
              ----------

               2.1.1 As collateral security for the Loans, PWS hereby assigns and pledges to FINOVA, and grants a continuing security interest in, all of its right, title and interest in, to and under the MEDY/CADI Loan Documents, including, without limitation, its rights and remedies with respect to the Undertakings and the Indemnities, and all proceeds of, and all of the books and records pertaining to, the foregoing (collectively, the "Collateral"). Without limiting the foregoing, FINOVA shall be deemed to be the "Secured Party" under the MEDY/CADI Trademark Security Agreement and the MEDY/CADI Copyright Security Agreement, and the Pledgee under the MEDY/CADI Pledge Agreement, or to be such other Persons in such similar capacities as provided therein and in the other MEDY/CADI Loan Documents under which a security interest shall have been granted to PWS as collateral security, and under guarantees otherwise granted to or made in favor of PWS, with the rights and remedies afforded to such Persons thereunder and under applicable law, all of which may be exercised or otherwise pursued by FINOVA at any time permitted under the terms of the MEDY/CADI Loan Documents, applicable law or otherwise. MEDY and CADI hereby are directed, and MEDY and CADI hereby agree that upon their receipt of written notice from FINOVA of the existence of any Event of Default, to make any and all payments under the MEDY/CADI Loan Documents directly to or at the direction of FINOVA, without further action or obligation on the part of any Person to obtain any approval or consent.

               2.1.2 PWS shall duly endorse the original Promissory Note to FINOVA and deliver such original Promissory Note, together with all other original MEDY/CADI Loan Documents to FINOVA or agents of FINOVA no later than March 5, 2001.

          2.2 No Liability. PWS hereby agrees that neither MEDY or CADI shall have any liability to PWS if such Person complies with the terms of Section
     2.1 hereof.

          2.3 Additional Agreements, Covenants, Representations and Warranties.
              ----------------------------------------------------------------

               2.3.1 Each of MEDY and CADI (i) acknowledges and consents to the granting to FINOVA of the security interest in and the lien on PWS's right, title and interest in, to and under the MEDY/CADI Loan Documents, including, without limitation, all rights and remedies with respect to the Undertakings and Indemnities, and the collateral assignment by PWS thereof to FINOVA, which assignment is effectuated hereby, and (ii) agrees that each of the MEDY/CADI Loan Documents, including, without limitation, all rights and remedies with respect to the Undertakings and the Indemnities, inures to the benefit of FINOVA and FINOVA directly is entitled to the benefits thereof and the security interests granted pursuant to the terms thereof. Notwithstanding anything contained herein or in the MEDY/CADI Loan Documents to the contrary, FINOVA shall have no liability, duties or obligations (whether express or implied) under, or otherwise in respect of, the MEDY/CADI Loan Documents or any of the MEDY/CADI Loan Collateral.

               2.3.2 Each of MEDY, CADI and PWS represents and warrants to FINOVA that each of the MEDY/CADI Loan Documents is in full force and effect, enforceable against such Person to the extent it is a party thereto in accordance with its terms.

               2.3.3 FINOVA may, but shall not be obligated to, exercise any right or remedy under the MEDY/CADI Loan Documents or under or by reason of this Agreement, and PWS shall, and hereby agrees to, indemnify, defend and hold FINOVA harmless from, and against, any and all liability, loss, cost, damage or expense which may, or might be, incurred by FINOVA, directly, or indirectly, under the MEDY/CADI Loan Documents or under or by reason of this Agreement and from any and all claims and demands whatsoever which may be asserted against FINOVA by reason of any alleged obligations or undertakings on its part to perform or discharge any of the covenants or agreements contained in the MEDY/CADI Loan Documents. If FINOVA incurs any such liability under the MEDY/CADI Loan Documents or under or by reason of this Agreement or in defense of any such claims or demands, the amount thereof, including all costs, expenses and reasonable attorneys' fees, shall be added to the Borrower's Obligations and PWS shall reimburse FINOVA therefor immediately upon written demand.

               2.3.4 Each of MEDY, CADI and PWS agrees and acknowledges that (i) such Person has and shall have no defenses, claims or set-offs to the enforcement by FINOVA of any of its rights and remedies with respect to the Undertakings and the Indemnities, or to the enforcement by FINOVA of such Person's respective liabilities, obligations and agreements contained herein or in any of the MEDY/CADI Loan Documents, and (ii) FINOVA is relying on the representations, warranties, agreements and covenants made herein by such Person in continuing to make the Loans.

               2.3.5 MEDY, CADI and PWS shall execute and deliver to FINOVA all agreements, documents, instruments and Uniform Commercial Code financing statements, assignments and continuation statements as FINOVA may request from time to time to perfect, maintain and continue in effect its first priority security interest and liens described in this Section 2, to carry out the purposes of this Section 2 and to protect FINOVA's rights hereunder and under the MEDY/CADI Loan Documents. PWS, upon demand thereof, shall pay the cost of filing all such financing statements, termination statements, assignments and amendments to any of the foregoing and other documents.

               2.3.6 Each of MEDY, CADI and PWS shall take, after the occurrence and during the continuation of any MEDY/CADI Loan Event of Default, any action that FINOVA may request in order to enable FINOVA to obtain and enjoy the full rights and benefits granted to FINOVA hereunder and under the MEDY/CADI Loan Documents, including, without limitation, all rights necessary or desirable to obtain, use, sell, assign or otherwise transfer control of the MEDY/CADI Loans or the MEDY/CADI Loan Collateral and to exercise all remedies available to FINOVA hereunder and under the MEDY/CADI Loan Documents and applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of any MEDY/CADI Loan Event of Default, each of MEDY, CADI and PWS shall assist FINOVA in obtaining any required governmental approval for any action or transaction contemplated hereby and by the MEDY/CADI Loan Documents, including, at such Person's sole cost and expense upon written notice from FINOVA, or its designee or any receiver, trustee or similar official or purchaser, preparing, signing and filing with any governmental body or agency or any other Person the assignor's or transferor's portion of any application or applications for consent to the assignment of any license necessary or appropriate under applicable law, rules and regulations for approval of any sale, assignment or transfer to FINOVA or any other Person of the MEDY/CADI Loans or the MEDY/CADI Loan Collateral.

               2.3.7 Each of MEDY, CADI, PWS and FINOVA acknowledge their intent that, upon the occurrence and during the continuation of a MEDY/CADI Loan Event of Default, FINOVA shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary or desirable to obtain, use or sell the MEDY/CADI Loan Collateral and to exercise all remedies available to FINOVA under the MEDY/CADI Loan Documents, the Uniform Commercial Code or other applicable law. Each of MEDY, CADI, PWS and FINOVA further acknowledges and agrees that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner FINOVA's rights of access to, or use or sale of, the MEDY/CADI Loan Collateral, or the procedures necessary to enable FINOVA to obtain such rights of access, use or sale, the parties hereto shall amend this Agreement, in such manner as FINOVA shall request, in order to provide FINOVA such rights to the greatest extent possible consistent with then applicable law and governmental policy.

     SECTION 3. Additional Agreements of PWS.
                ----------------------------

          3.1 Additional Representations and Warranties by PWS. PWS hereby represents and warrants to FINOVA that the MEDY/CADI Loan Agreement and the Promissory Note represent bona fide and existing indebtedness, obligations, liabilities, rights and privileges owed or belonging to PWS to which, to the best of PWS's knowledge, there is no valid defense, set-off or counterclaim against PWS and in connection with which there is no default with respect to any material payment or material performance on the part of PWS, or, to the best of PWS's knowledge, any other Person.

          3.2 Additional Covenants of PWS. Until all of the Loans shall have been paid and performed in full, PWS agrees to:

               3.2.1 Payments. Make all payments and perform all acts necessary to maintain and preserve the MEDY/CADI Loan Collateral, including, without limitation, filing of documents, renewals or other information with any governmental authority, body or agency or any other Person.

               3.2.2 Delivery of Instruments. Upon the request of FINOVA, promptly deliver to FINOVA the original executed copies of all instruments which constitute part of the MEDY/CADI Loan Collateral, together with such endorsements, assignments and other agreements as FINOVA may request in order to perfect the security interests granted hereby.

               3.2.3 Accurate Records. At all times keep accurate and complete records of payment and performance by PWS and other Persons of their respective obligations with respect to the MEDY/CADI Loan Collateral and permit FINOVA or any of its agents to call at PWS's place of business without hindrance or delay to inspect, audit, check or make extracts from the books, records, correspondence or other data relating to such MEDY/CADI Loan Collateral in accordance with the provisions of the Loan Agreement.

               3.2.4 Verification of Indebtedness. Upon request of FINOVA after the occurrence and during the continuation of an Event of Default, permit FINOVA itself, at any time, in the name of FINOVA or PWS to verify directly with the obligors the indebtedness, including without limitation the MEDY/CADI Loans, due PWS on any account or other item of such Collateral.

               3.2.5 Defaults, Other Claims. Immediately inform FINOVA of any default in payment or performance by MEDY and/or CADI or any other Person of any obligation with respect to the MEDY/CADI Loan Collateral or of claims made by others in regard to such MEDY/CADI Loan Collateral.

               3.2.6 Collection of Proceeds. Use commercially reasonable efforts to collect the proceeds of indebtedness, including without limitation the MEDY/CADI Loans, owing to PWS by any Person under any instrument or by any account debtor with respect to any account, contract right, chattel paper or general intangible.

               3.2.7 Sales and Transfer of the MEDY/CADI Loans. Not transfer or assign any of its interest in the MEDY/CADI Loans, except as provided for herein, to any Person without the prior written consent of FINOVA, notwithstanding anything contained in any of the MEDY/CADI Loan Documents to the contrary.

               3.2.8 PWS shall (i) keep FINOVA informed of all potential claims with respect to the MEDY/CADI Loan Documents, Undertakings and Indemnities and (ii) not: (A) waive any of its rights or remedies under any of the MEDY/CADI Loan Documents with respect to any of the Undertakings or Indemnities or otherwise, (B) settle, compromise or offset any material amounts payable by MEDY or CADI to PWS thereunder,
          (C) release any of the MEDY/CADI Loan Collateral or (D) amend or otherwise modify any of the MEDY/CADI Loan Documents in any manner which is materially adverse to the interests of FINOVA, without in the case of (A), (B) or (C) above, the prior written consent of FINOVA, which consent shall not be unreasonably withheld or delayed.

               3.2.9 PWS as Bailee.
                     -------------

                    3.2.9.1 PWS agrees to hold that portion of the MEDI/CADI
               Loan Collateral that at any time is in its possession and as to which either FINOVA would not have a perfected security interest in the absence of such possession by PWS (the "Possessed Collateral") as bailee for FINOVA solely for the purposes of perfecting the security interest granted in the Possessed Collateral pursuant to the MEDY/CADI Loan Documents and this Agreement.

                    3.2.9.2 PWS shall institute and defend any action, suit or other proceeding or take any other action against any Person in connection with the Possessed Collateral.

     SECTION 4 Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default:

          4.1 Rights of FINOVA. FINOVA shall have all of the rights and remedies of a secured party under the Arizona Uniform Commercial Code (or under any other applicable Uniform Commercial Code) and all other rights and remedies accorded to FINOVA at equity or law or otherwise.

          4.2 Payments Received by PWS. Should any payment, distribution, security or instrument, or any proceeds thereof, be received by PWS while any Event of Default Exists upon or with respect to the MEDY/CADI Loans prior to the satisfaction and payment in full in cash of all of the Loans and termination of all Loan Documents, PWS shall receive and hold the same in trust, as trustee, for FINOVA, and shall forthwith deliver the same to FINOVA in precisely the form received (except for the endorsement or assignment by PWS where necessary), for application on any of the Loans and, until so delivered, the same shall be held in trust by PWS as the property of FINOVA. If PWS fails to make any such endorsement or assignment to FINOVA, FINOVA, or any of its officers or employees, hereby is irrevocably authorized to make the same.

          4.3 Other Rights. FINOVA, at its election, and without notice to PWS, may:

               4.3.1 Terminate Right of Collection. Terminate the right of PWS to collect the proceeds described in Section 4.2.

               4.3.2 Notification. Notify the Obligors under the MEDY/CADI Loan Documents to make all payments directly to FINOVA.

               4.3.3 Collection of Payments. Demand, sue for, collect or receive, in the name of PWS or FINOVA, any money or Property payable or receivable on under the MEDY/CADI Loan Documents.

All monies received by FINOVA pursuant to this Section 4 shall be applied by FINOVA to Borrower's Obligations in accordance with the applicable provisions of the Loan Agreement.

     SECTION 5. Loan Document. PWS agrees and acknowledges that (i) this Agreement constitutes, and shall be deemed to be, a Loan Document and (ii) any failure of PWS, MEDY or CADI to comply with any term, condition, provision or agreement contained herein shall constitute an immediate "Event of Default" under the Loan Agreement.

     SECTION 6. Representation and Warranty of Obligors.
                ---------------------------------------

          6.1 Existence and Power. Each Obligor represents and warrants to FINOVA that it: (a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; and (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations hereunder.

          6.2 Authorization; No Contravention. Each Obligor represents and warrants to FINOVA that: (a) the execution, delivery and performance by such Obligor of this Agreement have been duly authorized by all necessary action, and do not and will not: (i) contravene the terms of any of its articles or certificate of incorporation, bylaws, certificate of organization, operating agreement or their equivalents; (ii) conflict with or result in any material breach, default or contravention of, or the creation of any lien under, any document evidencing any material contractual obligation to which such Obligor is a party (other than a lien created pursuant to the terms of this Agreement) or any order, injunction, writ or decree of any governmental authority, body or agency to which such Obligor or its Property is subject; or (iii) violate any material law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, body or agency, in each case applicable to or binding upon such Obligor or any of its Property or to which such Obligor or any of its Property is subject, in any material respect.

          6.3 Governmental Authorization . Each Obligor represents and warrants to FINOVA that no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority, body or agency is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Obligor of this Agreement, except for recordings and filings in connection with the liens granted to PWS under the MEDY/CADI Loan Documents and assigned to FINOVA pursuant to the terms hereof and any recordings and filings contemplated herein.

          6.4 Binding Effect . Each Obligor represents and warrants to FINOVA that this Agreement constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 7. Amendments and Modifications to Certain Documents. No Obligor shall, or shall permit any other Person, to amend, supplement, waive or otherwise modify any provision of, the MEDY/CADI Loan Documents in a manner adverse to FINOVA or which could reasonably be expected to have a Material Adverse Effect.

     SECTION 8. Miscellaneous.
                -------------

          8.1 Notices.
              -------

               8.1.1 All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by telecopy or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express courier, addressed as follows:

          If to any Obligor:
                                     ------------------------------
                                     ------------------------------
                                     ------------------------------
                                     Fax No.
                                            -----------------------

          If to PWS:                 PracticeWorks Systems, LLC
                                     1765 The Exchange, Suite 200
                                     Atlanta, Georgia 30339

          With copy to:              Morris, Manning & Martin, L.L.P.
                                     1600 Atlanta Financial Center
                                     3343 Peachtree Road, N.E.
                                     Atlanta, Georgia 30326
                                     Attention:  Richard L. Haury, Jr., Esq.
                                     Fax No.     770-857-1300

          To FINOVA:                 FINOVA Capital Corporation
                                     311 South Wacker Drive, Suite 4400
                                     Chicago, Illinois 60606
                                     Attention:        Michael Keller
                                     Fax No.           312-322-3553

          With copy to:              Katten Muchin Zavis
                                     525 West Monroe Street, Suite 1600
                                     Chicago, Illinois 60661-3693
                                     Attention:        Michael A. Jacobson, Esq.
                                     Fax No.           312-902-1061

          or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 10.1 shall be deemed received (a) if personally delivered, then on the Business Day of delivery, (b) if sent by telecopy, on the day sent if a Business Day or if such day is not a Business Day, then on the next Business Day, (c) if sent by registered or certified mail, on the earlier of the third (3rd) Business Day following the day sent or when actually received or (d) if sent by overnight, express courier, on the next Business Day immediately following the day sent. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next Business Day by overnight, express courier or by personal delivery.

               8.1.2 A copy of all notices and deliveries required to be made to any Person under any of the MEDY/CADI Loan Documents shall also be made to FINOVA at the address listed in subsection 8.1.1.

          8.2 Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

          8.3 Termination. This Agreement shall terminate (a) upon indefeasible payment in full of the Loans and the termination of the Commitments or (b) such earlier date as shall be expressly agreed to in a writing executed by each of the parties hereto.

          8.4 Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

          8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

          8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

          8.7 JURISDICTION AND VENUE. EACH OF EACH OBLIGOR AND PWS HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY ANY SUCH OBLIGOR OR PWS IN ANY CAPACITY AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, OR, IF FINOVA INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH FINOVA SHALL INITIATE OR TO WHICH FINOVA SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. EACH OF EACH OBLIGOR AND PWS HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY FINOVA TO ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH OBLIGOR OR PWS AT THE ADDRESS OF SUCH PARTY LISTED IN SECTION 8.1 HEREOF. EACH OF EACH OBLIGOR AND PWS WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD SUCH OBLIGOR OR PWS, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH OBLIGOR OR PWS SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY FINOVA AGAINST SUCH OBLIGOR OR PWS AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR OBLIGORS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY FINOVA, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY FINOVA, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH OF EACH OBLIGOR AND PWS HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

          8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. FOR THE PURPOSES OF THIS SECTION 8.8, THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

          8.9 JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          8.10 TIME OF THE ESSENCE. TIME FOR THE PERFORMANCE OF PWS'S AND OBLIGORS' OBLIGATIONS UNDER THIS AGREEMENT IS OF THE ESSENCE.

          8.11 Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any Obligor or PWS therefrom, shall not be effective in any event unless the same is in writing and signed by FINOVA and Obligors and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any Obligor or PWS in any event not specifically required of FINOVA hereunder shall not entitle any Obligor or PWS to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

          8.12 Further Assurances. Each Obligor and PWS agrees that at any time, and from time to time, after the execution and delivery of this Agreement, such Obligor or PWS, upon the request of FINOVA and at the expense of PWS, promptly shall execute and deliver such further agreements, documents and instruments and do such further acts and things as FINOVA reasonably may request in order to effect fully the purposes of this Agreement.

          8.13 Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the MEDY/CADI Loan Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 8.13, to the extent that any provisions of the MEDY/CADI Loan Documents provide rights, remedies and benefits to FINOVA or PWS that exceed the rights, remedies and benefits provided to FINOVA under this Agreement, such provisions of the MEDY/CADI Loan Documents, as applicable, shall be deemed to supplement (and not to conflict with) the provisions hereof.

          8.14 No Delay, Single or Partial Exercise Permitted. No delay or omission on the part of FINOVA in exercising any rights or remedies contained herein shall operate as a waiver of such right or remedy or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or single or partial exercise of any right or remedy shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

          8.15 Power of Attorney. To effectuate the rights and remedies of FINOVA under this Agreement, PWS hereby irrevocably appoints FINOVA as PWS's attorney-in-fact, in the name of PWS or in the name of FINOVA, to:

               8.15.1 Execution of Financing Statements. Execute and file from time to time financing statements, continuation statements, termination statements and amendments thereto, covering the MEDY/CADI Loan Collateral, in form and substance satisfactory to FINOVA.

               8.15.2 Execution of Other Documents. Take all action and execute all documents referred to herein to the extent permitted by law.

     The power of attorney granted pursuant to this Section 8.15 is coupled with an interest and shall be irrevocable until all of the Loans have been paid and performed in full and the Commitments shall have terminated.


      [remainder of page intentionally left blank, signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of each of the parties hereto as of the day and year first above written.


                                            PRACTICEWORKS SYSTEMS, LLC

                                            By:  /s/
                                               -------------------------------
                                            Name:     Richard Perlman
                                            Title:    Chairman


                                            MEDICAL DYNAMICS, INC.

                                            By:  /s/
                                               -------------------------------
                                            Name:     Van A. Horsley
                                            Title:    President and CEO


                                            COMPUTER AGE DENTIST, INC.

                                            By:  /s/
                                               -------------------------------
                                            Name:     Van A. Horsley
                                            Title:    Vice President


                                            FINOVA CAPITAL CORPORATION

                                            By:
                                               -------------------------------
                                               -------------------------------
                                                      Vice President